As filed with the Securities and Exchange Commission on December 15, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	6331	Not Applicable
(State or other jurisdiction of incorporation or organisation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
Telephone: (441) 295-8201
Facsimile: (441) 295-1829
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
Telephone: (212) 590-9200
(Name, address and telephone number of agent for service)

Copies to

Michael Groll, Esq. Dewey & LeBoeuf LLP 1301 Avenue of Americas New York, NY 10019-6092 Telephone: (212) 259-8000 Facsimile: (212) 259-6333	Joseph D. Ferraro, Esq. Dewey & LeBoeuf LLP No. 1 Minster Court Mincing Lane London EC3R 7YL Telephone: 011-44-207-459-5000 Facsimile: 011-44-207-459-5099

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Aggregate	Registration
Securities to be Registered(1)	Registered(2)	Price Per Unit(2)	Offering Price(2)	Fee(2)
Primary Offering:
Ordinary Shares(3)
Preference Shares(4)
Depositary Shares(5)
Debt Securities(6)
Warrants to Purchase Ordinary shares
Warrants to Purchase Preference Shares
Warrants to Purchase Debt Securities
Purchase Contracts
Purchase Units
Secondary Offering
Ordinary Shares(7)
Total

(1)	These offered securities may be sold separately, together or as units with other offered securities.

(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for ordinary shares, preference shares or debt securities that are issued by the Company upon conversion or exchange of debt securities, preference shares or depositary shares registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee and will pay the registration fee on a “pay-as-you-go basis”, except for $561.68 that has already been paid with respect to aggregate $7,877,700 initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-148245, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

(3)	Also includes such presently indeterminate number of ordinary shares as may be issued by the Company (a) upon conversion of or exchange for any debt securities or preference shares that provide for conversion or exchange into ordinary shares, (b) upon exercise of warrants to purchase ordinary shares or (c) pursuant to purchase contracts.

(4)	Also includes such presently indeterminate number of preference shares as may be issued by the Company (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preference shares, (b) upon exercise of warrants to purchase preference shares or (c) pursuant to purchase contracts.

(5)	To be represented by depositary receipts representing an interest in all or a specified portion of an ordinary share or preference share.

(6)	Debt securities of the Company, which may be senior or subordinated.

(7)	Ordinary shares of the Company may be sold by selling shareholders from time to time pursuant to this registration statement.

PROSPECTUS

ASPEN INSURANCE HOLDINGS LIMITED

Ordinary Shares; Preference Shares; Depositary Shares Representing Ordinary
Shares or Preference Shares; Senior or Subordinated Debt Securities; Warrants
to Purchase Ordinary Shares, Preference Shares or Debt Securities; and
Purchase Contracts and Purchase Units

Ordinary Shares of Aspen Insurance Holdings Limited
Offered by the Selling Shareholders From Time to Time

We may from time to time offer and sell:

•	ordinary shares;

•	preference shares;

•	depositary shares representing ordinary shares or preference shares;

•	senior or subordinated debt securities;

•	warrants to purchase ordinary shares, preference shares or debt securities; and

•	purchase contracts and purchase units.

We will describe in a prospectus supplement, which must accompany this prospectus, the type and amount of a series of securities we are offering and selling, as well as the specific terms of these securities. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying supplement carefully before you invest in these securities.

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may sell any combination of these securities in one or more offerings.

In addition, certain additional selling shareholders (“selling shareholders”) may sell our ordinary shares from time to time pursuant to this prospectus and any supplements. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders. Any selling shareholders may be named and additional shares may be added in supplements to this prospectus.

Our ordinary shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “AHL.” Other than for our ordinary shares, there is no market for the other securities we may offer.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

Investing in these securities involves certain risks.  See “Risk Factors” section starting on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the Bermuda Monetary Authority (the “BMA”) or the Bermuda Registrar of Companies has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of securities of a Bermuda exempted company, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, which would include our ordinary shares, of a Bermuda company are listed on an appointed stock exchange (the NYSE is an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any equity securities of a company from/or to a non-resident, for so long as any equity securities of the company remain so listed. The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

Under the Insurance Act 1978 of Bermuda, as amended, and related regulations (the “Insurance Act”) each shareholder or prospective shareholder will be responsible for obtaining prior written approval of the BMA of his or her intention of becoming a controller, directly or indirectly, of 10%, of Aspen Holdings and ultimately Aspen Bermuda. The BMA has 45 days from the date of service of such notice to object to such person becoming a controller of Aspen Bermuda. The BMA may serve a notice of objection on any proposed or existing controller of Aspen Bermuda if it appears to the BMA that the person is not fit and proper to be such a controller.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 15, 2010

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchaser is not, making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts and purchase units described in this prospectus. This means:

•	we may issue any combination of securities covered by this prospectus from time to time, and in the case of a secondary offering of our ordinary shares, selling shareholders may sell ordinary shares covered by this prospectus from time to time;

•	we or any selling shareholders, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we or any selling shareholder may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we or any selling shareholder sell securities, we or any selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its wholly and majority owned subsidiaries Aspen Insurance UK Limited (“Aspen U.K.”), Aspen (UK) Holdings Limited (“Aspen U.K. Holdings”), Aspen Insurance Limited (“Aspen Bermuda”), Aspen Underwriting Limited (“AUL”, corporate member of Lloyd’s Syndicate 4711, “Syndicate 4711”), Aspen Managing Agency Limited (“AMAL”), Aspen Specialty Insurance Company (“Aspen Specialty”), Aspen American Insurance Company (“AAIC”) and the other direct or indirect subsidiaries collectively, as the context requires. Aspen U.K., Aspen Bermuda, Aspen Specialty, AUL, as corporate member of Syndicate 4711, and AAIC are each referred to herein as an “Insurance Subsidiary,” and collectively referred to as the “Insurance Subsidiaries.”

Any statements in this prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

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RISK FACTORS

Investing in our securities involves risk. Please see the “Risk Factors” described in our Annual Report on Form 10-K for our most recent fiscal year, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference to this prospectus, may include, and we may from time to time make other verbal or written, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21B of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “continue,” “intend,” “guidance” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. The risks, uncertainties and other factors set forth under “Risk Factors” and other cautionary statements made in this prospectus and any prospectus supplement should be read and understood as being applicable to all related forward-looking statements whenever they appear in this prospectus, any prospectus supplement and any documents incorporated by reference.

If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the points made above. You should specifically consider the factors identified in this prospectus which could cause actual results to differ before making an investment decision.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Our Offered Securities

We may from time to time offer under this prospectus, separately or together issue:

•	ordinary shares, which we would expect to list on the NYSE;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of an ordinary share or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase ordinary shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of ordinary shares or preference shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase ordinary shares or preference shares under the purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) our preference shares.

We may issue the above securities or other securities from time to time under this Prospectus or supplements to this prospectus.

Offered Securities by Selling Shareholders

Selling shareholders may also offer from time to time under this prospectus our ordinary shares. Any selling shareholders will be named and additional shares may also be offered in supplements to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and preference share dividends for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 and the nine months ended September 30, 2010:

	Nine Months
	Ended
	September 30,		Fiscal Year Ended December 31,
	2010		2009		2008		2007		2006		2005

Ratio of earnings to fixed charges and preference share dividends(1)	8.40	x	13.07	x	3.09	x	12.41	x	13.69	x	—	(2)

(1)	For purposes of computing these ratios, earnings consist of net income before tax, excluding interest expense. Fixed charges consist of interest expense, and dividends on our perpetual PIERS and our perpetual non-cumulative preference shares grossed up at the effective rate of tax.

(2)	The amount of the deficiency in pre-tax income before interest expenses is $144.2 million for the fiscal year ended December 31, 2005.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any of the proceeds from the sale of our ordinary shares by selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye-laws which are incorporated by reference as an exhibit to the registration statement to which this prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this prospectus. In addition, you should review any such prospectus supplement relating to an issuance or sale of ordinary shares for the number of authorized shares, the history of our share capital, a description of the historical price range of our ordinary shares and any dilutive effect with respect to the issuance of additional ordinary shares. A more detailed description of the Investor Options and the employee options is set forth in our Annual Report on Form 10-K for our most recent fiscal year. Any amendment to our registration statement filed under the Exchange Act on Form 8-A on November 25, 2003 with the SEC filed for the purpose of updating such description is also hereby incorporated by reference.

The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this prospectus relates, as well as to the shareholders’ agreement, the registration rights agreement, the option instrument which have been described below or which descriptions have been incorporated by reference.

Ordinary Shares

In general, subject to the adjustments regarding voting set forth in “— Voting Adjustments” below, holders of our ordinary shares have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of our ordinary shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Holders of our ordinary shares have no redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and rateably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our ordinary shares prevailing from time to time. The sale of substantial amounts of our ordinary shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares.

Voting Adjustments

In general, and except as provided below, shareholders have one vote for each ordinary share held by them and are entitled to vote at all meetings of shareholders. However, if, and so long as, the shares of a shareholder in the Company are treated as “controlled shares” (as determined pursuant to section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any U.S. Person and such controlled shares constitute 9.5% or more of the votes conferred by the issued shares of Aspen Holdings, the voting rights with respect to the controlled shares owned by such U.S. Person shall be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, our board of directors may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any shareholder or its affiliates. “Controlled shares” includes, among other things, all shares of the Company that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of Aspen Holdings whose shares were not “controlled shares” of the 9.5% U.S. Shareholder so long as such: (i) reallocation does not cause any person to become a 9.5% U.S. Shareholder; and (ii) no portion of such reallocation shall apply to the shares held by the Appleby Services (Bermuda) Ltd, formerly Appleby Trust (Bermuda) Limited (the “Names’ Trustee”), except where the failure to apply such increase would result in any person becoming a 9.5% shareholder.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our bye-laws provide that shareholders will be notified of their voting interests prior to any vote to be taken by them.

We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of ordinary shares attributable to any person. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. All information provided by the shareholder shall be treated by the Company as confidential information and shall be used by the Company solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).

Acquisition of Ordinary Shares by the Company

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us or a third party at fair market value, as determined in the good faith discretion of our board of directors, the minimum number of ordinary shares which is necessary to avoid or cure any material adverse tax consequences to us, our subsidiaries or our shareholders or affiliates if our board of directors unanimously determines that failure to exercise such option would result in such material adverse tax consequences.

Issuance of Shares

In accordance with our bye-laws, our board of directors has the power to issue any unissued shares of the Company, except that with respect to preference shares having voting rights or powers together with the holders of any other class of the share capital of the Company to elect one or more directors of the Company (other than any mandatory voting rights or powers required under the Bermuda Companies Act 1981, as amended (the “Companies Act”)), our board of directors may only issue such preference shares if a resolution authorizing such issuance is approved by a majority of the votes cast at a meeting of the Company’s shareholders.

Non-Voting Shares

Holders of our non-voting shares have the same rights as the holders of ordinary shares, except that (unless otherwise granted a vote pursuant to the provisions of the Companies Act) they have no right to vote on any matters put before the shareholders of the Company. Since the completion of our initial public offering, each non-voting share will automatically convert, immediately upon issue, into one ordinary share carrying rights to vote.

Shareholders’ Agreement

The Company has entered into an amended and restated shareholders’ agreement dated as of September 30, 2003 with all of the shareholders who purchased their shares in our initial private placement, and certain members of management. Of these initial shareholders, the Names’ Trustee is the only remaining shareholder to which such agreement applies. For additional detail, please see our Annual Report on Form 10-K.

Management and Employee Shareholder’s Agreements

Certain employees and directors of the Company who were granted options or who were shareholders prior to our initial public offering (each, an “Employee Shareholder” and collectively, the “Employee Shareholders”) have entered into a shareholder’s agreement with the Company. Under the agreement, the Employee Shareholders have certain registration rights under the registration rights agreement described below, subject to a maximum number of shares to be registered in connection with any particular offering. The Employee Shareholders have appointed Christopher O’Kane as their representative to act as their attorney and have given their power of attorney to him to receive notices and other communications and take decisions and exercise approvals, consents and other rights, on their behalf, under or in connection with the registration rights agreement.

On May 2, 2007, at a meeting of the Board of Directors of the Company, the Board approved the amendment of the employee shareholder agreements by accelerating the termination of certain share transfer restrictions.

Registration Rights Agreement

We have entered into an amended and restated registration rights agreement, dated November 14, 2003, with Blackstone, Wellington, Candover, Mourant, CSFB Private Equity, Montpelier Re, the Names’ Trustee, 3i, Phoenix, Olympus and Lexicon, pursuant to which we may be required to register our ordinary shares held by such parties under the Securities Act. At any time any such shareholder party or group of shareholders (other than directors, officers or employees of the Company) that holds in the aggregate $50 million of our shares has the right to request registration for a public offering of all or a portion of its shares, subject to the limitations and restrictions provided in the agreement.

In addition, under certain circumstances, if we propose to register the sale of any of our securities under the Securities Act (other than a registration on Form S-8 or F-4), such parties holding our ordinary shares or other securities convertible into, exercisable for or exchangeable for our ordinary shares, will have the right to participate in such registration, and proportionately in any sale. The filing of the registration statement to which this prospectus relates triggered such rights.

Parties to the registration rights agreement who wish to register their ordinary shares must notify us within 10 days of receipt of our notice that a registration statement will be filed, though a 20 business day period will apply for the Names’ Trustee to allow it additional time to coordinate with the trust’s beneficiaries. If the registration requested would not be delayed by the extended period provided to the Names’ Trustee, then the Names’ Trustee will participate in the underwritten offering. If a delay would occur as a result of the extended period to the Names’ Trustee, then the Names’ Trustee would be entitled to request a separate registration for sale of ordinary shares it holds on behalf of the Unaligned Members, for a non-underwritten direct resale of such shares.

Generally, the registration rights agreement may only be amended if the amendment is in writing and signed by or on behalf of shareholders party to the registration rights agreement holding 75% of the number of ordinary shares (or securities exchangeable or exercisable for or convertible into ordinary shares) that are considered registrable under the registration rights agreement (“Registrable Securities”), provided that any amendment or variation of the registration rights agreement that would adversely affect a shareholder party thereto in a disproportionate manner relative to the other shareholders parties thereto may not be effected without the consent of such disproportionately affected shareholder.

Directors, officers and employees of the Company who currently hold ordinary shares and options are deemed third party beneficiaries of some of the provisions of the registration rights agreement. However, these directors, officers and employees are not entitled to vote in connection with any amendment or variation of the registration rights agreement, unless such amendment or variation adversely affects only them or adversely affects them in a disproportionate manner relative to the other shareholders parties thereto, in which case the consent of a majority of the number of Registrable Securities held by these directors, officers and employees is required.

Bye-laws

In addition to the provisions of our bye-laws described elsewhere in this prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board and Corporate Action.  Our bye-laws provide that the board shall consist of not less than six and not more than 15 directors. Subject to our bye-laws and Bermuda law, the directors shall be elected or appointed by holders of ordinary shares. Our board of directors is divided into three classes, designated Class I, Class II and Class III. Each director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such director was elected. After the expiration of the respective terms of the initial directors as set forth above, directors of each class shall be selected by the shareholders and shall serve a term ending on the date of the third annual general meeting of shareholders following the annual general meeting at which such director was selected. Notwithstanding the foregoing, directors who are 70 years or older shall be elected every year and shall not be subject to a three-year term. In addition, notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the board of directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the board without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the board of directors may be fixed by the board of directors and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.

Shareholder Action.  Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require 21 days’ notice of annual general meetings.

The following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): any amendment to Bye-Laws 13 (first sentence — Modification of Rights); 24 (Transfer of Shares); 49 (Voting); 63, 64, 65 and 66 (Adjustment of Voting Power); 67 (Other Adjustments of Voting Power), 76 (Purchase of Shares), 84 or 85 (Certain Subsidiaries); provided, however, that in the case of any amendments to Bye-Laws 24, 63, 64, 65, 66, 67 or 76, such amendment shall only be subject to this voting requirement if the board determines in its sole discretion that such amendment could adversely affect any shareholder in any non-de minimis respect. The following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of shareholders (in each case, after taking into account voting power adjustments under the bye-laws): (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any shareholder does not have the same right to receive the same consideration as all other shareholders in such transaction; or (ii) discontinuance of the Company out of Bermuda to another jurisdiction; or any amendment to bye-law 50.

Amendment.  Our bye-laws may be revoked or amended by a majority of the board of directors, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws.

Voting of Non-U.S. Subsidiary Shares.  If the voting rights of any shares of the Company are adjusted and we are required or entitled to vote at a general meeting of any of Aspen U.K., Aspen U.K. Holdings, Aspen Bermuda, AUL, AMAL and other of our non-U.S. subsidiaries. (together, the “Non-U.S. Subsidiaries”), our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries.

Capital Reduction.  In the event of a reduction of capital, our bye-laws permit such reduction to apply to part of a class of shares.

Corporate Purpose.  Our certificate of incorporation and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this prospectus relates, do not restrict our corporate purpose and objects.

Perpetual PIERS

In December 2005, our board of directors authorized the issuance and sale of up to an aggregate amount of 4,600,000 of our 5.625% Perpetual PIERS, with a liquidation preference of $50 per security.

Dividends on our Perpetual PIERS are payable on a non-cumulative basis only when, as and if declared by our board of directors at the annual rate of 5.625% of the $50 liquidation preference of each Perpetual PIERS, payable quarterly in cash, or if we elect, ordinary shares or a combination of cash and ordinary shares. Generally, unless the full dividends for the most recently ended dividend period on all outstanding Perpetual PIERS, any perpetual preference shares issued upon conversion of the Perpetual PIERS and Perpetual Preference Shares have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.

Whenever dividends on any Perpetual PIERS have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our Perpetual PIERS will be entitled to the appointment of two directors, and the number of directors that comprise our board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our Perpetual PIERS and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

Each Perpetual PIERS is convertible, at the holder’s option at any time, initially based on a conversion rate of 1.7077 ordinary shares per $50 liquidation preference of Perpetual PIERS (equivalent to an initial conversion price of approximately $29.28 per ordinary share), subject to certain adjustments.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding Perpetual PIERS and any series of appointing preference shares, acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to our Perpetual PIERS as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of Perpetual PIERS.

In the event of a liquidation, winding up or dissolution of the Company, our ordinary shares will rank junior to our Perpetual PIERS.

Perpetual Preference Shares

In November 2006, our board of directors authorized the issuance and sale of up to an aggregate amount of 8,000,000 of our 7.401% Perpetual Preference Shares, with a liquidation preference of $25 per security. On March 31, 2009, we repurchased 2,672,500 of our 7.401% $25 liquidation value preference shares at a price of $12.50 per share.

Dividends on our Perpetual Preference Shares are payable on a non-cumulative basis only when, as and if declared by our board of directors at the annual rate of 7.401% of the $25 liquidation preference of each Perpetual Preference Share, payable quarterly in cash. Commencing on January 1, 2017, dividends on our Perpetual Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by our board of directors, at a floating annual rate equal to 3-month LIBOR plus 3.28%. This floating dividend rate will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding Perpetual Preference Shares, Perpetual PIERS and any perpetual preference shares issued upon conversion of the Perpetual PIERS have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.

Whenever dividends on any Perpetual Preference Shares shall have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our Perpetual Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including any Perpetual PIERS and any perpetual preference shares issued upon conversion of the Perpetual PIERS), will be entitled to the appointment of two directors, and the number of directors that comprise our board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on our Perpetual Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding Perpetual Preference Shares and any series of appointing preference shares (including any Perpetual PIERS and any perpetual preference shares issued upon conversion of the Perpetual PIERS), acting together as a single class, will be required for the authorization or issuance of any class or series of share capital (or security convertible into or exchangeable for shares) ranking senior to the Perpetual Preference Shares as to dividend rights or rights upon our liquidation, winding-up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of Perpetual Preference Shares.

On and after January 1, 2017, we may redeem the Perpetual Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per Perpetual Preference Share, plus any declared and unpaid dividends.

Future Series of Preference Shares

Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the rights, preferences privileges and restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of our board of directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	a discussion of certain U.S. federal income tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the board of directors in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our board of directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. In addition, our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.

Dividends on the preference shares will have a preference over dividends on the ordinary shares.

Liquidation, Dissolution or Winding Up

Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of ordinary shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share rateably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

•	to transfer such shares prior to the date fixed for redemption;

•	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into ordinary shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Companies Act, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

Our ability to effect a redemption of our preference shares may be subject to the performance of our Insurance Subsidiaries. Distributions to us from our Insurance Subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into ordinary shares.

All ordinary shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of ordinary shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the NYSE at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by our board of directors, will be subject to adjustment from time to time as follows:

•	In case we (1) pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares, (2) subdivide or split the outstanding ordinary shares into a larger number of shares or (3) combine the outstanding ordinary shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of ordinary shares outstanding at such record date and the number of ordinary shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of ordinary shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we distribute to all holders of ordinary shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by our board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported on the NYSE — Composite Transactions (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of ordinary shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

No dividend adjustment with respect to any preference shares or ordinary shares will be made in connection with any conversion.

Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to ordinary shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued ordinary share capital.

Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

The Company may also purchase preference shares to be held as treasury shares upon such terms as our board of directors may determine.

Voting Rights

Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to increase the number of directors constituting our board of directors to the extent necessary to effectuate such right.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of our board of directors appointed as described above shall vacate office.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.

At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of the issued shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares) in addition to shareholder approval pursuant to the Companies Act. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors.  Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors.  Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements.  Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, one or more shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. Except as otherwise required by the Companies Act and our bye-laws; any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws.

Dividends.  Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up for unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Bermuda’s ability to pay dividends or make distributions of contributed surplus is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements.  We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. Under our bye-laws, we may, except in certain circumstances, with the approval of at least a majority of the voting power of votes cast (after taking account of any voting power adjustments under the bye-laws) at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers.  Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any merger, dissenting stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders.  As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except for certain amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws). If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding ordinary shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits.  The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers.  Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators) against all liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by this person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) that director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records.  Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals.  Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Under Delaware law, a corporation’s bye-laws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bye-laws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, 1 or more individuals nominated by a shareholder. Furthermore, the corporation’s bye-laws may provide for the reimbursement by the corporation of expenses incurred by a shareholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. Delaware law does not have a provision regarding the manner in which other business may be brought before a meeting.

Calling of Special Shareholders Meetings.  Under Bermuda law a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of Aspen Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Staggered Board of Directors.  Bermuda law does not contain statutory provisions specifically requiring staggered board of directors arrangements for a Bermuda exempted company. These provisions, however, may validly be provided for in the bye-laws governing the affairs of a company and our bye-laws do so provide. Similarly, Delaware law permits corporations to have a staggered board of directors.

Approval of Corporate Matters by Written Consent.  Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by resolution in writing signed by the members of the company who at the date of the notice of the resolutions writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the members or all the members or such majority of members as may be provided for by the bye-laws of the company. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association.  Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Amendment of Bye-laws.  Our bye-laws may be revoked or amended by the board of directors, which may from time to time revoke or amend them in any way by a resolution of the board of directors passed by a majority of the directors then in office and eligible to vote on the resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our ordinary shares are listed on the NYSE under the trading symbol “AHL.”

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for the ordinary shares is BNY Mellon Shareowner Services.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our ordinary shares or a particular series of preference shares) of an ordinary share or a fraction of a share of a particular class or series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The ordinary shares or the shares of the class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of an ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or fractional shares of the applicable class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If necessary, the deposit agreement and depositary receipt will be incorporated by reference pursuant to a Current Report on Form 8-K.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.

Dividends and Other Distributions

Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related ordinary shares or preference shares to the record holders of depositary shares relating to such ordinary shares or preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related ordinary shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related ordinary shares or class or series of preference shares on the basis set forth in the prospectus supplement for such ordinary shares or class or series of preference shares, but holders of such whole ordinary shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole ordinary shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional ordinary shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing ordinary shares or shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or class or series of preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Ordinary Shares or Preference Shares

Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for ordinary shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of ordinary shares or preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the ordinary shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all ordinary shares or preference shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such ordinary shares or preference shares.

Amendment and Termination of the Deposit Agreement

Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the ordinary shares or the preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary

Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related ordinary shares or preference shares and any redemption of such ordinary shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of ordinary shares or preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such ordinary shares or preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of ordinary shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. The following description is subject to, and is qualified in its entirety by reference to, the indenture for senior unsecured securities (the “senior indenture”) and the subordinated indenture for subordinated securities (the “subordinated indenture”) each entered into or to be entered into between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “trustee”). Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.

In this description, references to “we,” “us” and “our” are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.

The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities — Limitation on Liens on Stock of Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities — Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Selection and Notice

Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Ranking

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Certain Provisions Applicable to the Subordinated Debt Securities” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under “Certain provisions applicable to the senior debt securities — Limitations on Liens of Stock of Designated Subsidiaries” and “— Limitations on disposition of stock of designated subsidiaries” described below and “— Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.

Events of Default

Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4) default in the payment at maturity of our Indebtedness in excess of $50 million or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50 million in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;

(5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6) certain events relating to our bankruptcy, insolvency or reorganization; or

(7) our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.

If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.

Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity. Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.

Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;

•	change our obligation to pay additional amounts with respect to the debt securities;

•	change the redemption provisions of the debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness (as defined elsewhere in this prospectus) without the prior written consent of the holders of the Senior Indebtedness.

We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide for conversion or exchange rights of the holders of the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.

The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

•	we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

•	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.

“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to any European Union (“EU”) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.

Global Debt Securities

Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the indentures and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES

Limitations on Liens on Stock of Designated Subsidiaries

Under the senior indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of December 15, 2010, our only Designated Subsidiaries were Aspen U.K. and Aspen Bermuda.

The term “Indebtedness” means, with respect to any person:

(1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2) all capitalized lease obligations of such person;

(3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;

(6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

The senior indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by our board of directors pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “Description of Debt Securities Consolidation, Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our board of directors pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES

The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of December 15, 2010, none of our long-term debt is secured; however, like other insurance companies, we do secure letters of credit from banks to support our obligations. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of ours to an affiliate of ours;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

(5) trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY
SHARES OR PREFERENCE SHARES

The following statements with respect to the ordinary share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The share warrants, evidenced by share warrant certificates, may be issued under a share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of ordinary shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

The exercise price payable and the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of ordinary shares or preference shares, respectively, or a combination, subdivision or reclassification of ordinary shares or preference shares, respectively. In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under a debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS

We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our ordinary shares, preference shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1) our senior debt securities or our subordinated debt securities;

(2) our preference shares; or

(3) debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

PLAN OF DISTRIBUTION

Distributions by Aspen Holdings and the Selling Shareholders

We and/or the selling shareholders may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers;

(4) directly to purchasers; or

(5) in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-counter market (including through at-the-market offerings).

In sales to or through underwriters in a demand registration by the selling shareholders, a selling shareholder may only sell ordinary shares through underwriting syndicates led by one or more managing underwriters, as designated by the selling shareholders initiating the demand registration, who shall be named in the applicable prospectus supplement. In an underwritten offering in which we are offering our ordinary shares, selling shareholders may only sell ordinary shares through underwriting syndicates led by one or more managing underwriters selected by us, who shall be named in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the selling shareholders from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling shareholders may offer their ordinary shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the ordinary shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those ordinary shares on different terms pursuant to another prospectus supplement, provided that no selling shareholder may offer or sell more ordinary shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements. Notwithstanding this plan of distribution, each of the selling shareholders also may resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We and/or the selling shareholders may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the selling shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

Each of the selling shareholders may offer its ordinary shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for ordinary shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities) through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

If offered securities are sold by means of an underwritten offering, we and/or the selling shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We and/or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the selling shareholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the selling shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and/or the selling shareholders and the sale thereof may be made by us and/or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us and/or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or the selling shareholders in the ordinary course of business.

CURRENCY OF PRESENTATION

In this prospectus, we present our financial statements in U.S. dollars. In this prospectus, references to “U.S. Dollars,” “dollars,” “$,” or “¢” are to the lawful currency adopted by the United States of America, references to “British Pounds,” “pounds” or “£” are to the lawful currency of the United Kingdom, and references to “euros” or “€” are to the lawful currency adopted by the certain member states of the EU, unless the context otherwise requires.

This prospectus contains a translation of some British Pound amounts into U.S. dollars at specified exchange rates solely for your convenience. See “Exchange Rate Information” below for information about the rates of exchange between British Pounds and U.S. Dollars for the periods indicated.

Our financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

WHERE YOU CAN FIND MORE INFORMATION

General

We have filed with the SEC, a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares, preference shares, depositary shares, debt securities, warrants, purchase contracts, purchase units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

We are subject to the informational requirements of the Exchange Act. As a foreign private issuer (as defined in rules under the Exchange Act), we are not required to comply with the periodic reporting requirements imposed upon a U.S. domestic private issuer of securities registered under, and are exempt from the provisions of, the Exchange Act prescribing the content and filing of proxy statements and the solicitation of proxies and the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions by certain persons and the recovery of “short-swing” profits from the purchase or sale of securities. Nonetheless, pursuant to a provision in our bye-laws, we have filed and will continue to file with the SEC all annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K, as would be required of a U.S. domestic private issuer subject to those particular requirements of the Exchange Act (including the informational and timing requirements for filing such reports). The audited consolidated financial statements and financial schedules contained in such annual reports and the unaudited quarterly financial information contained in such quarterly reports have been and will be prepared in accordance with U.S. GAAP and will include “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the relevant periods. Anyone may inspect any materials we file with the SEC at the Public Reference Room the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or from our web site at www.aspen.bm. However, the information on our web site does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below:

(1) our Annual Report on Form 10-K for the year ended December 31, 2009;

(2) our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010 and September 30, 2010; and

(3) Aspen’s Current Reports on Form 8-K filed on January 6, 2010, January 15, 2010, February 12, 2010, April 30,2010, July 28, 2010 (only with respect to the information provided under the headings “Segment Reporting“ and “Supplemental Prior Period Segment Information” under Item 7.01), August 4, 2010, October 6, 2010 (excluding information furnished pursuant to Item 9.01 of Form 8-K), November 4, 2010, November 12, 2010 and December 10, 2010.

We will provide to each person to whom a copy of this prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Aspen Insurance Holdings Limited
Attention: Company Secretary
Maxwell Roberts Building, 1 Church Street
Hamilton HM 11
Bermuda
(441) 295-8201

You should rely only upon the information provided in this prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

LEGAL MATTERS

Certain matters as to U.S. law in connection with this prospectus will be passed upon for us by Dewey & LeBoeuf LLP, New York, New York. Certain matters as to Bermuda law in connection with this prospectus will be passed upon for us by Appleby, Hamilton, Bermuda. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Aspen Insurance Holdings Limited and its subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for the twelve months ended December 31, 2009, 2008 and 2007 and the financial statement schedules for Aspen Insurance Holdings Limited and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of notes made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent appointed for that purpose.

We have been advised by Appleby, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

The BMA must approve all issuances and transfers of securities of a Bermuda exempted company, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, which would include our ordinary shares, of a Bermuda company are listed on an appointed stock exchange (the NYSE is an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any equity securities of a company from/or to a non-resident, for so long as any equity securities of the company remain so listed. Notwithstanding the general permission, a letter of permission was issued by the BMA prior to June 1, 2005 for the issue and free transferability of the securities of the Company, which are being offered pursuant to this prospectus, as long as the ordinary shares of the Company are listed on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and for the issue and free transferability of up to 20% of the ordinary shares to and among persons who are residents of Bermuda for exchange control purposes. This letter of permission remains in effect. At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

Under the Insurance Act 1978 of Bermuda, as amended, and related regulations (the “Insurance Act”) each shareholder or prospective shareholder will be responsible for obtaining prior written approval of the BMA of his or her intention of becoming a controller, directly or indirectly, of 10%, of Aspen Holdings and ultimately Aspen Bermuda. The BMA has 45 days from the date of service of such notice to object to such person becoming a controller of Aspen Bermuda. The BMA may serve a notice of objection on any proposed or existing controller of Aspen Bermuda if it appears to the BMA that the person is not fit and proper to be such a controller.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Expenses of Issuance and Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount is estimated based on an assumption of the offering of $1 billion of securities.

Securities and Exchange Commission Registration Fee	(1)
Trustees’ Fees and Expenses	$100,000
Accountants’ Fees and Expenses	750,000
Legal Fees and Expenses	1,000,000
Printing and Engraving Fees	60,000
Rating Agency Fees	1,000,000
Miscellaneous Expenses	90,000

Total Expenses	$3,000,000

(1)	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, except for $561.68 that has already been paid with respect to aggregate $7,877,700 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement 333-148245 and were not sold thereunder.

ITEM 8.	Indemnification of Directors and Officers

Bye-Law 145 of the Company’s bye-laws provides, among other things, that, subject to certain provisos, the Company’s directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators; collectively, the “Indemnified Persons”) shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in Bye-Law 145 shall extend to the Indemnified Persons of the Company acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law 145 shall not extend to any matter which would render it void under the Companies Act.

Bye-Law 149 of the Company’s bye-laws provides that each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer or the failure of such director or officer to take any action in the performance of his duties with or for the Company, provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such director or officer or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled.

The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Company’s bye-laws or in a contract or arrangement between the Company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Company has purchased directors and officers liability insurance policies. Such insurance will be available to the Company’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers, subject to the limitation of the policy terms.

Any underwriting agreement that the Company may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act of 1933, as amended.

Reference is also made to the Third Amended and Restated Registration Rights Agreement, dated as of November 14, 2003, filed as Exhibit 4.10 hereto, which provides that, under certain circumstances (i) the Company is obligated to indemnify the selling shareholders and (ii) the selling shareholders are obligated to indemnify the Company, against certain liabilities and legal expenses arising from a violation of the Securities Act of 1933, as amended.

ITEM 9.	Exhibits

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

ITEM 10.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per-cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 8 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 15th day of December 2010.

Aspen Insurance Holdings Limited

By:	/s/ Christopher O’Kane
Name:     Christopher O’Kane

Title:	Chief Executive Officer

The undersigned do hereby constitute and appoint Christopher O’Kane and Richard Houghton, and each of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, or any documents required pursuant to the Bermuda Companies Act 1981, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission or requirements of the Bermuda Companies Act of 1981, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of December 2010.

Signature	Title

/s/ Glyn Jones Glyn Jones	Chairman and Director

/s/ Christopher O’Kane Christopher O’Kane	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard Houghton Richard Houghton	Chief Financial Officer and Director (Principal Financial Officer) (Principal Accounting Officer)

/s/ Julian Cusack Julian Cusack	Chief Risk Officer and Director

/s/ Liqauat Ahamed Liqauat Ahamed	Director

/s/ Matthew Botein Matthew Botein	Director

/s/ Richard Bucknall Richard Bucknall	Director

/s/ John Cavoores John Cavoores	Director

/s/ Ian Cormack Ian Cormack	Director

/s/ Heidi Hutter Heidi Hutter	Director

Signature	Title

/s/ David Kelso David Kelso	Director

/s/ Peter O’Flinn Peter O’Flinn	Director

/s/ Andrew Noga Andrew Noga (authorized representative in the United States)

EXHIBIT INDEX

Number		Description of Document

*1	.1	Form of Underwriting Agreement relating to ordinary shares, preference shares, depositary shares, debt securities and warrants of the Company
*1	.2	Form of Underwriting Agreement relating to purchase contracts
*1	.3	Form of Underwriting Agreement relating to purchase units
3.1		Certificate of Incorporation and Memorandum of Association of Aspen Insurance Holdings Limited (incorporated herein by reference to Exhibit 3.1 to Aspen Insurance Holdings Limited 2003 Registration Statement on Form F-1 (Registration No. 333-110435))
3.2		Amendments to the Memorandum of Association (incorporated herein by reference to exhibit 3.2 of the Company’s Current Report on Form 8-K filed on May 4, 2009)
3.3		Amended and Restated Bye-laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 4, 2009)
4.1		Specimen Ordinary Share Certificate (incorporated herein by reference to similarly numbered exhibit to the Company’s 2003 Registration Statement on Form F-1 (Registration No. 333-110435))
4.2		Indenture between Aspen Insurance Holdings Limited and Deutsche Bank Trust Company Americas, as trustee dated as of August 16, 2004 (incorporated herein by reference to Exhibit 4.3 to Aspen Insurance Holdings Limited 2004 Registration Statement on Form F-1 (Registration No. 333-119314)). The form or forms of senior debt securities and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
4.3		Form of Subordinated Indenture, to be entered into between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-3 (Registration No. 333-122571)). The form or forms of subordinated debt securities and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
*4	.4	Form of Certificate of Designation, Preferences and Rights relating to preference shares
*4	.5	Form of Standard Share Warrant Provisions
*4	.6	Form of Standard Debt Warrant Provisions
*4	.7	Form of Deposit Agreement
*4	.8	Form of Standard Purchase Contract Provisions
4.9		Amended and Restated Shareholders’ Agreement, dated as of September 30, 2003 among the Company and each of the persons listed on Schedule A thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s 2003 Registration Statement on Form F-1 (Registration No. 333-110435))
4.10		Third Amended and Restated Registration Rights Agreement dated as of November 14, 2003 among the Company and each of the persons listed on Schedule 1 thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s 2003 Registration Statement on Form F-1 (Registration No. 333-110435))
4.11		Form of Shareholder’s Agreement between the Company and certain employee and/or director shareholders and/or optionholders (incorporated herein by reference to Exhibit 4.11 to the Company’s Registration Statement on Form F-3 (Registration No. 333-122571))
4.12		Form of First Amendment to Shareholders’ Agreement between the Company and certain employee and/or director shareholders and/or optionholders, dated as of May 4, 2007 (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 7, 2007)
4.13		Amended and Restated Instrument Constituting Options to Subscribe for Shares in Aspen Insurance Holdings Limited, dated September 30, 2005 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 30, 2005)
5.1		Opinion of Dewey & LeBoeuf LLP as to U.S. law
5.2		Opinion of Appleby as to Bermuda law
12.1		Statement regarding Computation of Ratios of Earnings to Fixed Charges
23.1		Consent of Independent Registered Public Accounting Firm — KPMG Audit Plc
23.2		Consent of Dewey & LeBoeuf LLP (included in the Opinion filed as Exhibit 5.1)

Number	Description of Document

23.3	Consent of Appleby (included in the Opinion filed as Exhibit 5.2)
24.1	Powers of Attorney of officers and directors (included on signature page of the Registration Statement)
25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as trustee for the Senior Indenture
25.2	Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as trustee for the Subordinated Indenture
99.1	Form F-N

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.